Exhibit 3.4

STOCK PLEDGE AND SECURITY AGREEMENT

THIS STOCK PLEDGE AND SECURITY AGREEMENT (“Agreement”) is made and entered into this ___ day of October, 2017 (the “Effective Date”), by and among PROTEA BIOSCIENCES GROUP, INC., a Delaware corporation (the “Pledgor”), and SUMMIT RESOURCES, INC., a West Virginia corporation (the “Lender”), and is joined, accepted and executed by PROTEA BIOSCIENCES, INC., a Delaware corporation (the “Company”), for the limited purpose set forth in Section 3, Section 10 and Section 12 hereof.

RECITALS

WHEREAS, as of the Effective Date, Pledgor is the sole record owner and holder of all issued and outstanding shares of common stock of the Company (collectively, the “Company Shares”); and

WHEREAS, pursuant to that certain Promissory Note and Loan Agreement effective as of October 19, 2017 made by the Company in favor of the Lender (the “Note”), the Lender agreed to loan to the Company, and the Company agreed to repay to Lender, the principal sum of Two Million Two Hundred Twenty-Six Thousand One Hundred Seventy-Three and 26/100 Dollars ($2,226,173.26) (the “Loan”), together with all interest accruing thereon at the rate or rates from time to time applicable under the Note (the “Secured Obligations”); and

WHEREAS, the Note is secured by (i) that certain Security Agreement effective as of October 19, 2017 from the Company and Pledgor in favor of Lender (the “Security Agreement”), and (ii) that certain Guaranty and Suretyship Agreement effective as of October 19, 2017 from the Pledgor in favor of the Lender (the “Guaranty”, and together with the Note and Security Agreement, the “Loan Documents”); and

WHEREAS, as a material inducement for the Lender to enter into the Note, an as additional security for prompt payment of the Secured Obligations, the Pledgor has agreed to execute and enter into this Agreement regarding the pledge of the Company Shares.

NOW, THEREFORE, for and in consideration of the foregoing recitals and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1.       Pledge of Collateral. As collateral security for the full and prompt payment of the Secured Obligations and performance of any and all other covenants and obligations of the Company and/or Pledgor under the Loan Documents, Pledgor hereby pledges and assigns to Lender and grants Lender a security interest in the following collateral (collectively, the “Pledged Shares”):

a.       One hundred percent (100%) of the Company Shares;

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b.       Any additional shares of stock of the Company which may hereafter be issued to Pledgor and/or any of its affiliates; and

c.       All stock and liquidating dividends on any of the aforesaid shares, any and all shares of stock or fractions thereof issued pursuant to any stock split relating to such shares; any and all distributions of capital made on such shares, and any and all shares of stock, obligations or other property distributed pursuant to a recapitalization or reclassification of the capital of the Company or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Company, or pursuant to the merger or consolidation of the Company with or into another corporation, and all proceeds of such shares of any nature whatsoever.

2.       Share Certificates. The Pledgor has, or together with the execution of this Agreement shall, delivered to Lender the share certificates representing the Pledged Shares, together with proper instruments of assignment duly executed in blank by Pledgor with respect to the Pledged Shares. Lender may, in its sole discretion, at any time following a default or Event of Default by Peldgor hereunder or an Event of Default by the Company or Pledgor under any of the other Loan Documents, have the Pledged Shares registered in the name of Lender, as hereinafter more fully set forth.

3.       Covenants, Representations and Warranties. The Pledgor and Company covenant, represent and warrant to Lender that:

a.       The Pledgor and Company have the power and authority to execute, deliver and perform this Agreement with respect to the Pledged Shares and such execution, delivery and performance does not violated any undertaking, agreement, promise, covenant, obligation, law or governmental regulation to which the Pledgor or Company are a party or are subject.

b.       The Pledgor is the legal record owner and the beneficial owner of all of the Pledged Shares;

c.       Except as pledged herein to Lender, the Pledgor has not sold, assigned, transferred, conveyed, pledged, granted any security interest in or otherwise hypothecated the Pledged Shares in any manner whatsoever;

d.       Except as provided in this Agreement, the Pledged Shares are pledged hereunder free and clear of any and all liens, encumbrances, pledges, security interest, charges, claims, voting trusts or agreements, restrictions on transfer or agreements of any nature whatsoever;

e.       The Pledgor has the full, unconditional and unrestricted right to pledge, transfer and deliver control over the Pledged Shares to Lender pursuant to this Agreement;

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f.       Pledgor and the Company are the only parties required to execute this Agreement in order to provide Lender the required pledge and necessary control of the Pledged Shares as contemplated by this Agreement;

g.       The Pledgor will preserve and defend Lender’s rights to the Pledged Shares under this Agreement against the claims of all persons and will preserve and maintain the lien and security interest with respect to the Pledged Shares as long as this Agreement shall remain in force;

h.       The Pledgor will employ its best efforts to cause the Company not to, and the Company will not, issue any additional shares of Company stock without Lender’s prior written consent. Any shares of stock issued by the Company shall be subject to the provisions of this Agreement and shall be encumbered by the security interest granted by this Agreement; and

i.       The Pledgor will employ its best efforts to cause the Company not to, and the Company will not, engage in or be a party to any merger, consolidation, division or other reorganization or restructuring of any kind, without the prior written consent of Lender.

4.       Term of Agreement. This Agreement is executed to ensure the Company’s and Pledgor’s faithful performance of the terms of the Note and the other Loan Documents. This Agreement shall remain in effect, and the Pledged Shares shall remain pledged to and in the control of Lender hereunder, until all of the Pledgor’s obligations under the Note have been fully satisfied, including, without limitation, payment in full of the Secured Obligations (the “Term”).

5.       Voting of Company Shares. During the Term, the Pledgor shall have the right to exercise all voting, consent and other rights and powers pertaining to the Pledged Shares, except the right to convey, transfer, assign, or further pledge or encumber the Pledged Shares; provided, however, that no Event of Default (as hereinafter defined) has occurred hereunder. Without the prior written consent of Lender, the Pledgor shall not have the right to convey, transfer, assign, or further pledge or encumber the Pledged Shares, by operation of law or otherwise, and any attempt to so convey, transfer, assign, or further pledge or encumber the Pledged Shares without the prior written consent of Lender shall be null and void and of no effect.

6.       Stock Dividends, Etc. In the event that Pledgor receives any stock dividends, liquidating dividends, new securities or other property by reason of ownership of the Pledged Shares, Pledgor shall, upon request of Lender, immediately deliver all such property to Lender, to be held by Lender as part of the Pledged Shares under this Agreement. Contemporaneously with the execution and delivery thereof, undersigned agrees to deliver to Lender all documents evidencing such property, together with appropriate stock powers duly executed by the Pledgor.

7.       Default. The Pledgor shall be deemed to be in default under this Agreement in the event that any one or more of the following shall have occurred (each an “Event of Default”):

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a.       There is a default in the payment of any part of the Secured Obligations when due or there is otherwise a default of the Pledgor or the Company in the performance of any of the terms, conditions or covenants of this Agreement, Note or any of the other Loan Documents.

b.       Any warranty, representation or statement made or furnished to Lender by or on behalf of the Pledgor or the Company in connection with this Agreement, the Note, the other Loan Documents or transactions contemplated thereby should prove to have been false in any material respect when made or furnished;

c.       The Pledgor or Company should make a general assignment for the benefit of his, its or their creditors, should suspend business or commit any act amounting to business failure or should make a voluntary assignment or transfer of their respective interests in the Pledged Shares (except as expressly authorized by the Lender in writing) or in all or substantially all of their assets; or

d.       A petition under any chapter of the federal Bankruptcy Code, or for the appointment of a receiver of all or any part of the property of Pledgor or the Company should be filed by or against the Pledgor or the Company.

8.       Lender’s Rights Upon Default. Lender shall have any and all rights of a secured party under the Uniform Commercial Code and shall have all other rights provided by law and in equity. Without limiting the foregoing, upon the occurrence of an Event of Default, in addition to and not in substitution for any and all remedies under the Note, the other Loan Documents, and at law and in equity, and whether or not Lender exercises or pursues any particular relief or remedy:

a.       Lender may declare all of the Secured Obligations immediately due and payable, without notice or demand;

b.       Lender may, in its discretion, without notice or demand of any kind or further consent of the Pledgor, and without any further action or documentation by the parties hereto, exercise any and all voting powers with respect to the Pledged Shares and shall have the right to exercise such powers to effect (i) the removal of one or more, or all, directors of the Company, and the election of new directors to serve on the Board of Directors of the Company, and to make any amendments to the Bylaws necessary in order to increase or decrease the number of directors required thereunder, (ii) to effect any amendment to the Certificate of Incorporation of the Company as the Lender may deem advisable, in its discretion, (iii) to propose, adopt, approve and carry out resolutions and plans for the reorganization, merger or consolidation of the Company, or the liquidation (either partial or complete) of the Company, and the dissolution and winding up of the Company, or the sale of all, or substantially all, of the Company’s assets, at public or private sale, as Lender may deem advisable, in its discretion, and (iv) to apply for and consent to the appointment of a receiver on behalf of the Company, for the purpose of managing the business of the Company and/or liquidating its assets and/or winding up its affairs;

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c.       Lender, in its discretion, may revoke any power of attorney or proxies which it may have granted to the Pledgor with respect to shares of stock registered in the name of Lender and may vote the Pledged Shares and exercise all the rights and powers of an owner with respect to the Pledged Shares, including the right to receive and collect dividends on the Pledged Shares. Lender may exercise such rights and powers for any purpose or purposes which it, in its discretion, shall deem advisable and in its interests as a creditor with respect to the Secured Obligations;

d.       Lender may sell all, or from time to time any part, of the Pledged Shares at public or private sale, to itself or to anyone else, and such sale may be for cash or on credit, without assumption of any credit risk by Lender; provided, however, that Pledgor shall be deemed the successful bidder in any such sale if such Pledgor pays to Lender in cash the remaining balance of the Secured Obligations. If notice is required by law, Lender will give the Pledgor written notice of the time and place of any public sale of the Pledged Shares or of the time after which any private sale or other intended disposition of the Pledged Shares is to be made. The parties agree that any notice under this paragraph shall be reasonable if given five (5) days prior to any sale or other disposition;

i.       In the event of sale of any of the Pledged Shares under this Agreement, the Lender may, after deducting all costs or expenses of every kind (including, without limitation, attorneys’ fees as set forth in the Note) for care, safekeeping, collection, preparing for sale, selling, delivery or otherwise, apply the residue of the proceeds of the sale, together with any other monies at the time held by it under this Agreement, to the payment or reduction, either in whole or in part, of the Secured Obligations, in the order and priority provided in the Note, whether or not then due, returning the surplus, if any, to the Pledgor. In the event that the proceeds of the sale and such other monies applied to the payment or reduction of the Secured Obligations, as provided in the preceding sentence, are insufficient to discharge the Secured Obligations in full, the Company shall remain liable for any deficiency and the rights and powers of the Lender under this Agreement, the Note, the other Loan Documents and under any other document or instrument shall remain unimpaired;

ii.       The receipt by Lender of the purchase money paid at any sale of the Pledged Shares shall be a sufficient discharge therefor to any purchaser of the Pledged Shares so sold, and no such purchaser, or purchaser's representatives or assigns, after paying such purchase money and receiving such Pledged Shares, shall be bound to see to the application of such purchase money or in any manner whatsoever be answerable for any loss, misapplication or non-application of such purchase money;

iii.       Each purchaser or transferee of the Pledged Shares under this Section 8(d), including but not limited to Lender, shall, to the fullest extent permitted by law, hold such Pledged Shares free from any claim, right, title or interest of the Pledgor, including but not limited to any equity or right of redemption of the Pledgor. The Pledgor, to the fullest extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which the Pledgor has or may have under any rule or statute now existing or hereafter adopted;

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iv.       The Pledgor shall remain liable for any debts or obligations remaining unpaid under the Loan Documents after any purchase and/or transfer of the Pledged Shares under this Section 8(d).

e.       In addition to any right or remedy set forth in this Agreement, Lender may exercise any and all rights and remedies of a secured party under Article 9 of the Uniform Commercial Code as adopted and amended in the State of Delaware (“UCC”), or any other applicable law whether now or hereafter in effect. If any notification of the disposition or intended sale of any of the Pledged Shares is required by the UCC or other law, such notification shall be deemed satisfied by the notice required in Section 8(d) above; and

f.       Pledgor agrees to pay all costs and expenses, including reasonable attorneys’ fees and costs, incurred by Lender in enforcing this Agreement.

9.       Special Provisions Relating to Certain Defaults. In the event Peldgor should commit any Event of Default as described under Sections 7(c) or 7(d) above, all right, title and interest in and to the Pledged Shares shall immediately vest in Lender automatically and without any further obligation to account to Pledgor for aid shares, and all Secured Obligations shall remain without any reduction on the basis of the value of the Pledged Shares.

10.       Consent of Company. Intending to be legally bound, the Company joins in this Agreement to acknowledge and unconditionally agree that, from the date of execution of this Agreement until the Company receives written notification from the Lender to the contrary:

a.       The Company acknowledges the security interest of the Lender in the Pledged Shares and the Lender’s remedies upon the occurrence of an Event of Default, including without limitation Lender’s right to have the Pledged Shares transferred into its name on the Company’s books, without notice or demand of any kind or further consent of the Pledgor.

b.       The Company will not comply with any notices or instructions, whether written or oral, from the Pledgor or any third party regarding the Pledged Shares without Lender’s prior written consent.

c.       The Company will comply exclusively with any and all notices and instructions, whether written or oral, from the Lender regarding the Pledged Shares, including without limitation an instruction to sell the Pledged Shares and/or transfer the Pledged Shares into the name of the Lender on the Company’s books, or to any third party in a public or private sale, without notice to or the further consent of the Pledgor.

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d.       The Company will not agree with any third party that the Company will comply with notices or instructions given by a third party regarding the Pledged Shares or otherwise acknowledge or agree that the Pledgor or any third party shall have control over the Pledged Shares.

e.       The Company shall not issue additional shares to the Pledgor, or to any party in any way related to, affiliated with or controlled by the Pledgor. If the Company shall issue additional shares, then any such additional shares issued shall be delivered to Lender and shall immediately become subject to the terms and conditions of this Agreement and for all purposes will be considered a part of the Pledged Shares.

The Pledgor hereby consents to the above acknowledgments and actions by the Company, and the Pledgor acknowledges and agrees that Lender shall at all times during the Term have control over the Pledged Shares. Without the prior written consent of Lender, the Pledgor will not take any action with respect to the Company (either as an officer, director or shareholder or otherwise) that will adversely effect in any manner whatsoever Lender’s control over the Pledged Shares. Pledgor and the Company acknowledge and agree that so long as this Agreement is in effect the Lender shall have “control,” as defined in Sections 9106 and 8106 of the UCC, over the Pledged Shares.

11.       Waiver. No failure on the part of Lender to exercise, and no delay on the part of Lender in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies in this Agreement provided are cumulative and are not exclusive of any remedies provided at law or in equity, or pursuant to the Note.

12.       Termination. When the Company’s Secured Obligations and any and all other obligations to Lender under the Note have been satisfied in full, this Agreement and the Lender’s security interest and control over the Pledged Shares created hereby shall terminate, and Lender shall, upon written request of Pledgor or the Company (unless all of the Pledged Shares shall have been transferred or sold pursuant to Section 8(d) hereof) forthwith execute and deliver to the Pledgor and the Company a document evidencing the termination of this Agreement and the security interest and control over the Pledged Shares created hereby. The failure of Lender to deliver such instrument shall not impair or affect the termination or release, which shall both be self-operative.

13.       Miscellaneous.

a.       Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of West Virginia, except with regard to conflicts of laws principles.

b.       Further Assurances. The Pledgor and the Company hereby agree to execute and deliver from time to time any and all further or other instruments and to perform such acts as Lender may reasonably request to effectuate the purposes of this Agreement and to secure to Lender the benefits conferred on Lender by the terms hereof.

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c.       Notices. All notices, demands or communications required or permitted to be given or made hereunder or pursuant hereto shall be deemed effective when made in writing and hand delivered, sent via electronic mail with read receipt, or mailed by prepaid certified mail, or by overnight courier to the address of the party to receive the notice, demand or communication set forth in the Note or Security Agreement, or to such address as any party hereto may from time to time designate to the other in writing.

d.       Binding Effect. This Agreement and the security interest and control over the Pledged Shares created hereby shall inure to the benefit of, and be binding on, the Pledgor, the Lender, and the Company, and their respective administrators, executors, heirs, legatees, successors, and assigns.

e.       Severability. If any one or more of the provisions hereof should for any reason by invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalid, illegal or unenforceable provision shall be deemed modified to the extent necessary to render it valid while most nearly preserving its original intent.

f.       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any party’s signature delivered via electronic mail with scanned pdf of signature or by facsimile transmission shall be deemed to be an original signature hereto.

g.       Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated herein and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions

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IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have duly executed this Stock Pledge and Security Agreement as of the date first written above.

WITNESS:	PLEDGOR:
PROTEA BIOSCIENCES GROUP, INC.,
a Delaware corporation

_______________________________	By:_______________________________
Name:_____________________________
Title:______________________________

LENDER:
SUMMIT RESOURCES, INC.,
a West Virginia corporation

By:_______________________________
Name:_____________________________
Title:______________________________

CONSENTED TO, AGREED AND ACCEPTED:

PROTEA BIOSCIENCES, INC.,

a Delaware corporation

By:_______________________________

Name:_____________________________

Title:______________________________

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ACKNOWLEDGEMENT

STATE/COMMONWEATLH OF ________________	)
) SS:
COUNTY OF ___________________	)

On this ___ day of _________, 20__, before me a notary public, the undersigned officer, personally appeared _____________________, who acknowledged himself/herself to be the ________________ of PROTEA BIOSCIENCES GROUP, INC., a Delaware corporation (the “Pledgor”), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing his/her name on behalf of the Pledgor.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires:

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